Exhibit 99.1

DATALINK REPORTS 2014 FIRST QUARTER OPERATING RESULTS

First-Quarter Revenues Up 5% Year-Over-Year, Including 15% Increase in Services

EDEN PRAIRIE, Minn., May 6, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its first quarter ended March 31, 2014.  Revenues for the quarter ended March 31, 2014, increased 5% to $139.5 million compared to $133.5 million for the quarter ended March 31, 2013.   Product revenues decreased 1% to $83.2 million and services revenues increased 15% to $56.3 million year over year.

The company’s results for the quarter ended March 31, 2014, reflect the full impact of the additional 3.8 million common shares issued in connection with the follow-on stock offering which closed on August 14, 2013.  The dilution on GAAP and non-GAAP earnings from the additional shares outstanding on the 2014 first quarter was approximately $0.01 per share.

The first quarter of 2014 GAAP results also includes an $876,000 or $0.02 per share gain relating to the escrow settlement agreement reached with StraTech in January 2014.  Under the terms of the agreement, related to Datalink’s acquisition of StraTech in October 2012, the former owners of StraTech agreed to release the entire 242,805 shares of Datalink common stock that were being held in escrow in exchange for a payment of $100,000 and the release of certain other claims.  The gain is based on the value of Datalink common stock on the date of the agreement. In the fourth quarter of 2013 we recorded a write-down of $611,000 of the account receivable from StraTech to its estimated realizable value.  The net impact on our financial statements between the fourth quarter of 2013 and the first quarter of 2014 is a net gain of $265,000.

GAAP Results

On a GAAP basis, the company reported net earnings of $301,000 or $0.01 per diluted share for the first quarter ended March 31, 2014.  This compares to net earnings of $1.1 million or $0.06 per diluted share in the first quarter of 2013.

Non-GAAP Results

Non-GAAP net earnings for the first quarter of 2014 were $1.2 million, or $0.06 per diluted share, compared to $3.1 million, or $0.18 per diluted share, in the first quarter of 2013. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

“These first quarter results produced top line growth greater than most of our OEM partners are experiencing but were less than the revenue and earnings guidance we gave in February and reflect a greater decline in our overall gross margin than we expected. This decline in gross margin was caused by storage orders forecasted to close during Q1 that were delayed because customers were still evaluating their hybrid cloud and solid state storage strategies,” said Paul Lidsky, president and CEO of Datalink.  “Since these delays primarily affected storage decisions, a higher percentage of our revenues came from lower-margin server and networking purchases, which in turn produced lower overall gross margins.  While we believe that we will see these orders materialize later in the year and our storage/server and networking mix will return to expected levels, we have taken multiple cost reduction and organizational actions to protect our earnings and help the company increase its top line growth.”

These actions - effective immediately- will reduce operating expenses by approximately $3.6 million for the remainder of the year or $0.10 per fully diluted share.  They include a restructuring of the sales operations and services delivery organizations which will provide greater efficiency while driving increased growth. In the second quarter, the company will take a one-time charge of approximately $350,000 relating to severance payments from these actions.

The company is also continuing to focus on driving higher-margin services revenues.  That focus yielded a strong Q1 services performance, including:

•                  A 15% year-over-year increase in total services revenues, including a 28% increase in professional services revenues.

•                  An increase in professional services to 8.1% of total revenues compared to 6.6% in the first quarter of 2013.

•                  Major new engagements in the company’s recently expanded Advanced Services practice, ranging from data center relocations, infrastructure migrations and hybrid cloud orchestration and management to a $1.9 million data migration contract with a large banking institution.

“In the past few years we have steadily broadened our services portfolio to provide a higher-margin revenue stream as well as to help our customers address the growing complexity of the data center infrastructure in the face of new developments like converged architectures, cloud computing and the transition of IT teams to become service organizations. These numbers show that the strategy is succeeding even in a down quarter,” Lidsky said. “Services will play an increasingly important role in our growth moving forward, continue to increase our wallet share with customers, and provide a strong competitive advantage over providers that lack our full-service capabilities.”

During the first quarter, Datalink continued to maintain a strong balance sheet with cash and investments of over $71 million, no debt and working capital of $93 million.

Outlook

Datalink projects revenues of $145 million to $155 million for the second quarter of 2014 compared to $148.2 million for the second quarter of 2013.  The company expects second quarter 2014 net earnings to be between $0.04 and $0.09 per diluted share on a GAAP basis, and net earnings of between $0.11 and $0.16 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.16 per diluted share and $0.26 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2013.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments from the StraTech asset acquisition to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, severance costs, and the related effects on income taxes. The company estimates this total effect will be approximately $0.07 per diluted share for the second quarter of 2014.

Conference Call and Webcast Today

Datalink will hold a conference call shortly afterward at 4:00 p.m. Central Time during which time Datalink president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (877) 703-6108. Participants will be asked to identify the Datalink conference call and provide the designated identification number (77580976). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced network infrastructures, business continuity, and cloud enablement. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2014 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2013, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

Investor Relations

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net sales:
Products	$83,195	$84,422
Services	56,340	49,096
Total net sales	139,535	133,518

Cost of sales:
Cost of products	66,770	66,065
Cost of services	43,283	37,620
Total cost of sales	110,053	103,685
Gross profit	29,482	29,833
Operating expenses:
Sales and marketing	15,664	13,208
General and administrative	5,301	5,642
Engineering	7,514	6,987
Integration and transaction costs	—	48
Amortization of intangibles	1,416	1,982
Total operating expenses	29,895	27,867
Earnings (loss) from operations	(413)	1,966
Gain on settlement related to StraTech acquisition	876	—
Interest income	48	16
Interest expense	(29)	(116)
Earnings before income taxes	482	1,866
Income tax expense	181	768
Net earnings	$301	$1,098

Earnings per common share:
Basic	$0.01	$0.06
Diluted	$0.01	$0.06
Weighted average common shares outstanding:
Basic	21,537	17,532
Diluted	22,009	17,927

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$35,460	$24,871
Short term investments	36,147	51,214
Accounts receivable, net	98,047	131,246
Inventories, net	2,341	4,120
Current deferred customer support contract costs	92,075	89,304
Inventories shipped but not installed	11,647	16,000
Income tax receivable	1,608	—
Other current assets	1,784	1,279
Total current assets	279,109	318,034
Property and equipment, net	6,562	6,722
Goodwill	37,780	37,780
Finite-lived intangibles, net	12,093	13,509
Deferred customer support contract costs non-current	49,615	49,044
Deferred tax asset	6,800	7,116
Long term lease receivable	2,264	510
Other assets	684	393
Total assets	$394,907	$433,108

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$14,124	$19,977
Accounts payable	40,158	61,296
Accrued commissions	4,838	7,133
Accrued sales and use tax	1,547	2,067
Accrued expenses, other	4,836	8,033
Income tax payable	—	11,586
Current deferred taxes	1,694	1,694
Customer deposits	4,674	4,240
Current deferred revenue from customer support contracts	113,977	110,567
Other current liabilities	603	187
Total current liabilities	186,451	226,780
Deferred revenue from customer support contracts non-current	60,119	59,576
Long term lease payable	1,902	—
Other liabilities, non-current	608	956
Total liabilities	249,080	287,312

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,490,892 and 22,785,422 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	22	23
Additional paid-in capital	110,970	111,239
Retained earnings	34,835	34,534
Total stockholders’ equity	145,827	145,796
Total liabilities and stockholders’ equity	$394,907	$433,108

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Earnings (loss) from operations on a GAAP basis	$(413)	$1,966
GAAP operating margin	-0.3%	1.5%

Non-GAAP Adjustments:
Purchase accounting adjustment to acquired deferred revenue and cost, net	57	512
Total gross margin adjustments	57	512

Stock based compensation expense included in sales and marketing	320	272
Stock based compensation expense included in general and administrative	421	526
Stock based compensation expense included in engineering	243	143
Integration and transaction costs	—	48
Amortization of intangible assets	1,416	1,982
Total operating expense adjustments	2,400	2,971

Non-GAAP earnings from operations	2,044	5,449
Non-GAAP operating margin	1.5%	4.1%

Interest expense, net	19	(100)
Income tax expense impact including Non-GAAP items	831	2,205

Non-GAAP net earnings	$1,232	$3,144

Non-GAAP net earnings per share - Basic	$0.06	$0.18
Non-GAAP net earnings per share - Diluted	$0.06	$0.18

Shares used in non-GAAP per share calculation - Basic	21,537	17,532
Shares used in non-GAAP per share calculation - Diluted	22,009	17,927

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net earnings	$301	$1,098
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	17	—
Provision (benefit) for bad debts	(23)	8
Depreciation	574	487
Amortization of finite lived intangibles	1,416	1,982
Gain on settlement related to StraTech acquisition	(876)	—
Deferred income taxes	316	175
Stock based compensation expense	984	941
Changes in operating assets and liabilities:
Accounts receivable, net	31,468	16,202
Inventories	6,132	(4,492)
Deferred costs/revenues/customer deposits, net	1,045	2,178
Accounts payable	(19,236)	(20,495)
Accrued expenses	(6,012)	(3,584)
Income tax receivable	(1,608)	153
Income tax payable	(11,586)	—
Other	(728)	(549)
Net cash provided by (used in) operating activities	2,184	(5,896)

Cash flows from investing activities:
Sale of investments	15,050	—
Purchases of property and equipment	(414)	(973)
Net cash provided by (used in) investing activities	14,636	(973)

Cash flows from financing activities:
Net proceeds under line of credit	—	2,000
Net borrowings (payments) under floor plan line of credit	(5,853)	—
Excess tax from stock compensation	340	277
Proceeds from issuance of common stock from option exercise	77	176
Tax withholding payments reimbursed by restricted stock	(795)	(244)
Net cash provided by (used in) financing activities	(6,231)	2,209

Increase (decrease) in cash and cash equivalents	10,589	(4,660)
Cash and cash equivalents, beginning of period	24,871	10,315
Cash and cash equivalents, end of period	$35,460	$5,655

Supplemental cash flow information:
Cash paid for income taxes	$12,718	$175
Cash paid for interest expense	3	88